EXHIBIT 99.2

FINAL TRANSCRIPT

Thomson StreetEvents™

BEV — Q2 2004 Beverly Enterprises Earnings Conference Call

Event Date/Time: Aug. 09. 2004 / 8:30AM ET

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FINAL TRANSCRIPT

BEV-Q2 2004 Beverly Enterprises Earnings Conference Call

C O R P O R A T E    P A R T I C I P A N T S

Jim Griffith
 Beverly Enterprises - IR

Bill Floyd
 Beverly Enterprises - Chairman, President, CEO

Jeff Freimark
 Beverly Enterprises - EVP, CFO, CIO

C O N F E R E N C E    C A L L    P A R T I C I P A N T S

James Lane
 Salomon Smith Barney - Analyst

Adam Feinstein
 Lehman Brothers - Analyst

Ken Weakley
 UBS - Analyst

Charles Lynch
 CIBC World Markets - Analyst

Jerry Doctrow
 Legg Mason - Analyst

Ray Garson
 UBS - Analyst

P R E S E N T A T I O N

Operator

Good day, everyone, and welcome to the Beverly Enterprises second-quarter earnings conference call. Today’s call is being recorded. At this time for opening remarks and introductions I’d like to turn the call over to Mr. Jim Griffith. Please go ahead, sir.

Jim Griffith - Beverly Enterprises - IR

Good morning, everyone. The press release announcing second-quarter earnings was distributed earlier this morning and we plan to file our 10-Q later today. I want to remind you that a replay of this call will be available through midnight Wednesday, August 18th and the access numbers are in our press release. I also want to remind you that the release and this conference call are intended to be disclosure through methods reasonably designed to provide broad, nonexclusionary distribution to the public in accordance with regulation FD.

The Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 apply to this call. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to differ materially from forecasts. These and other factors that could effect future results are addressed in materials that we filed with the SEC. Our CEO, Bill Floyd, will give you his view of the quarter and then Jeff Freimark, our Chief Financial Officer, will cover the financial highlights. And after that we’ll open the call to your questions. Bill?

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

Good morning, everyone, thanks for joining us. We had another very strong quarter both operationally and financially. Our revenues continue to grow in all 3 principal business units compared to the second quarter of last year with skilled nursing up 8 percent, AEGIS therapies outside revenues up 54 percent and AseraCare Hospice up 32 percent. From a financial perspective we successfully completed the refinancing that reduced interest cost, extended maturities, and provided us significantly more flexibility to drive further profitable growth. In addition, we eliminated $70 million of off-balance sheet debt during the quarter and also made significant progress in our continuing commitment to reduce receivables in our skilled nursing business.

At June 30, nursing patient receivables totaled $187 million and that’s down 20 million from the March 31st level and down nearly 100 million from the second quarter of last year. And I’ll remind you that at the end of 2000 these patient receivables totaled nearly $0.5 billion. The success we’ve had collecting cash has reduced our nursing days sales outstanding by more than 3 days during the quarter to 36 days and we believe that a DSO under 40 is a gold standard for the industry and it’s certainly a dramatic improvement from our 77 day DSO at the end of 2000.

Our bottom-line results for the second quarter reflect the cost of refinancing we completed in June as well as a loss reported by our discontinued operations. If you eliminate this noise, continuing operations had net income of 25 million or 23 cents per share diluted. As we noted on the income statement attached to the press release, about 6 million of that total was a revised estimate for new employee benefit programs implemented in 2003. Netting out that positive adjustment brings our second-quarter EPS to 17 cents from continuing operations and a comparable adjustment should be made to your EBITDA modeling.

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BEV-Q2 2004 Beverly Enterprises Earnings Conference Call

There are a number of key improvements and operating metrics I’d like to highlight starting with skilled nursing. Compared with last year’s quarter average occupancy was 51 basis points, up to 88.3 percent. Medicare revenues were up more than 12 percent to 27.8 percent and Medicare patients as a percentage of total days rose 30 basis points. This was the 18th consecutive quarter of year-over-year increases in our Medicare mix. Our Medicare per diem for the second quarter was nearly 10 percent above the rate in the year earlier period. And our per diem rate should continue to increase as our Medicare mix improves, as security levels increase and as the 2.8 percent market basket annual increase becomes effective October 1st.

The continuing growth of our Medicare patient mix reflects a commitment in every one of our skilled nursing facilities to identify the specific clinical and rehab needs of Medicare patients in local markets and then develop services that target those needs. Our nursing facility clinicians also work closely with our counterparts in AEGIS therapy to utilize specific rehab outcome measurements to demonstrate to hospital discharge planners and physicians the effectiveness of our treatment programs. We believe this partnering leads to better clinical outcomes for our patients and helps ensure a safer transition for them to the next level of care.

Our Alzheimer’s units are another competitive advantage for us and our occupancy levels are running ahead of target this year for the 90 basic units and 5 advanced care units we’re currently operating. In fact, occupancy in our Alzheimer’s units is averaging more than 150 basis points above occupancy levels in the host facilities and nearly two-thirds of our Alzheimer’s units are averaging 90 percent or higher occupancy levels and that universe includes new units that are still — are in a fill up phase. This incremental occupancy has improved overall averages and margins for the host facilities.

Since we began this program 5 years ago the net addition to census at the host facilities exceeds 400 residents and the annual return on investment in these Alzheimer’s programs range from 17 to 20 percent. We plan to add another 30 units this year including 20 advanced care units for those patients suffering from the latter stages of this disease. We believe there is a clear need for the Alzheimer’s unit in at least half of our skilled nursing facilities and our plan is to offer advanced care at every location that has a basic unit so we can provide the full continue of care for our Alzheimer’s patients.

Turning now to Medicaid. Revenues were up 8.6 percent from the year earlier and this gain reflects state funding increases as well as our focus on higher acute Medicaid patients. For more than 3 years we have been executing a strategy of strengthening our skilled nursing facility portfolio; much of that recent focus has been on divesting facilities that account for a disproportionately high share of patient care liability cost. But we’ve also been strategically shifting our portfolio to states where Medicaid is funded at more appropriate levels and especially to those states that utilize a case mix system to the term and payments. This system is similar to Medicare in that payment levels reflect patient acutely.

Today 246 nursing facilities or 74 percent of our continuing operations portfolio are located in 15 states that use case mix systems. Wisconsin is considering adopting that system in 2005 and we have an additional 24 facilities in that state alone. This would mean that well over 80 percent of our skilled nursing facilities would be located in states where payments for Medicaid, like Medicare, are based on patient acuity. In these case mix states we’ve been adding registered nurses who are specifically trained in medical documentation. This helps ensure the accuracy of medical records so that we’re reimbursed at the appropriate level and on a timely basis for all the care we deliver.

The Medicaid per diem rate, net of any provider tax expenses, in these 15 case mix states for the first half of this year has averaged nearly $10 more than the average Medicaid per diem for the rest of our portfolio. This focus on case mix states is an integral part of the strategy to strengthen our skilled nursing portfolio and it clearly demonstrates that not all Medicaid business should be viewed from the same perspective.

In terms of overall Medicaid per diems, the average rate rose 7.9 percent versus the second quarter of 2003 or 6.4 percent net of expenses related to provider taxes. We expect Medicaid rate increases during the third and fourth quarter to be at lower levels; nevertheless the Medicaid per diem rate for the full year should average more than 5 percent above 2003 levels net of provider tax expenses. This projection includes the provider tax plans proposed by Indiana and Pennsylvania and we’re optimistic they will be approved by CMS probably in the third quarter. The increases in these 2 states alone would result in a significant adjustment related to prior years as the higher rates would be retroactive to July of 2003 for both Indiana and Pennsylvania.

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FINAL TRANSCRIPT

BEV-Q2 2004 Beverly Enterprises Earnings Conference Call

We also continue to benefit from the investment we made in our labor management system much I talked about on our first quarter call. It’s part of our strategy of increasing organizational effectiveness and controlling cost. This new system enables our local operators to more accurately and effectively address on a daily basis the staffing needs at every individual facility while continuing to improve the quality of care we provide. The system helped us hold the increase on our weighted average wage rate to under 3.4 percent compared to the 2003 second quarter. That number should increase by about 100 basis points in the second half of 2004 as we implement wage increases for our caregivers generally in conjunction with Medicare and Medicaid rate increases. For the full year we expect wage rates to be about 4 percent above 2003 levels.

Our labor management system has also helped us minimize the rise of temporary labor in our nursing facilities. Registry costs for containing operations were down 11 percent from the second quarter of last year from 1.7 million to less than 1.5 million. 289 of our facilities or 83 percent of our containing operations were registry free during the second quarter; more than half of our registry usage was in the Northeast where occupancy levels were averaging well above 90 percent and temporary help is necessary to support the high demand for our services.

More efficient labor management as well as improvements in caregiver retention also help us achieve continuing gains in the quality of care we deliver. All our regions exceeded their year-to-date targets and improved upon their comparable 2003 performance on key clinical quality indicators. As a result revenue loss because of survey or compliance issues during the second quarter was 74 percent lower than the year earlier period.

Our elder care service businesses also achieved strong results in the second quarter. As I mentioned, outside revenues for AEGIS therapies were up 54 percent for the 2003 second quarter. And this revenue gain reflects the net addition of 28 new AEGIS customers during the quarter. AEGIS now provides rehab therapy services to 575 outside customers. The higher revenue also reflects continuing expansion of business within our existing customer base. In fact, during the past 3 years the average revenue per contract with outside customers has more than doubled and our double-digit EBITDA margins continue to outperform the industry. We should see continued strong revenue growth from both new and existing customers during the second half of the year.

Hospice revenues were up 32 percent from the 2003 second quarter reflecting a 31 percent increase in average daily census. For the second quarter this year ADC was more than 1,100 patients compared to 840 in the year earlier period. That internal growth has continued so far in the third quarter with ADC for July at more than 1,200 patients. 3 new locations became operational during the first half; a fourth was added in July and another 8 locations are in various stages of development. This internal growth is complemented, of course, by the acquisition of hospice USA which closed at the end of July.

This acquisition added 18 locations and another 3 that are being developed during the second half of the year. It nearly doubled the size of our hospice operations and has given us a strong market position in Mississippi, Alabama and Tennessee. We have 29 skilled nursing facilities and 2 assisted living centers in these 3 states; but until this acquisition we had no hospice presence in these markets.

The integration process of the former Hospice USA operations has been very smooth thanks in large measure to the fact that we went into the acquisition with an integration plan already prepared. That level of plan is expected to help ensure that the acquisition will be accretive to our pretax income by an expected $7 million in 2005. We’re very pleased with our continuing operating metrics and financial results from the second quarter and we’re carrying a lot of momentum and management confidence since the second half of 2004.

At the end of the first quarter we raised our EBITDA guidance for the year to $175 to $180 million range. Given our strong operating performance in the second quarter we believe there is at least a $5 million upside to both sides of that range. Our revised EBITDA guidance of 180 to 185 million reflects continuing operations and does not include any impact from discontinued operations, from assets held for sale, or from the Hospice USA acquisition.

For those of you who might be tempted to simply take our first half EBITDA from continuing operations and double it to get a total for ‘04, let me remind you that our first-half results benefit from some non-recurring items and adjustments in reserves, as I mentioned earlier. In addition, as I also mentioned, we expect that our wages and related expenses will be slightly higher in the second half as we implement wage increases for our caregivers.

All things considered 2004 will be a very strong year for us, for our company and we remain committed to maximize

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FINAL TRANSCRIPT

BEV-Q2 2004 Beverly Enterprises Earnings Conference Call

current performance while continuing to build a solid foundation for future profitable growth in 2005 and beyond. At this point I’m going to turn it over to Jeff for some financial highlights.

Jeff Freimark - Beverly Enterprises - EVP, CFO, CIO

Thank you, Bill, and good morning, everyone. As Bill mentioned, there’s some noise in the income statement due primarily to non-recurring costs associated with the June refinancing and to discontinued operation. This noise level should decrease a bit in subsequent quarters; that’s because we now are far enough along on our divestiture program that it’s appropriate for us to adopt held for sale accounting for most of the remaining facilities to be sold. 24 nursing facilities are now classified as assets held for sale along with 10 outpatient care clinics, a very small business unit in North Carolina that is the last vestige of our former Matrix business.

Being classified as assets held for sale means that the results of these facilities are no longer reported as part of continuing operations even though the facilities have not yet been sold. Furthermore their results have been removed from continuing operations for all prior quarters presented. The results of these assets held for sale are now included in discontinued operations for the second quarter, for prior quarters and for all subsequent quarters. This should make it easier to compare results on an apples-to-apples basis. In general, continuing operations no longer includes facilities we operated during the quarter, but that are expected to be sold as part of our divestiture program in a subsequent quarter.

On that point our divestiture program continues on track. We sold or closed 14 facilities during the second quarter. Results for discontinued operations include net losses on sales and exit costs of $7.2 million and another 3.5 million in operating losses and other expenses. Their results certainly reaffirm the description of these facilities as underperforming assets. As we have disclosed previously, we expect to complete the divestiture program by the end of this year. At that point our skilled nursing portfolio will consist of about 330 facilities including 18 assisted living centers.

Noise aside, our income statement also reflects double-digit increases in revenues compared with the 2003 second quarter. Outside revenues for AEGIS therapies were up 54 percent, hospice was up 32 percent and skilled nursing up 8 percent overall. EBITDA margins were up for skilled nursing on both as reported and same facility basis compared to the 2003 second quarter. For our principal service businesses margins were close to previous levels and well ahead of the average in the contract rehab and hospice sectors. The aggressive growth that AEGIS has been achieving has necessitated increased use of contract labor and also has tightened the labor market for speech, physical and occupational therapists.

AEGIS has been taking several accents to recruit additional therapists in this country and from overseas. In fact, AEGIS hired more therapists during the second quarter than in any prior quarter and retention levels remain very high, close to 90 percent. In addition, we’ve also established an internal staffing company, Eden Staffing, that will focus initially on our own therapist staffing needs, and then we’ll build a solid base of external customers. Eden is another example of transforming a cost center into a profit center much like we’re already doing with our procurement organization.

We took several other actions during the quarter to improve our continuing operations and strengthen our financial position. In June we successfully completed a major debt refinancing. We made a cash tender offer for our 9 5/8 senior notes that were due in 2009. We replaced them with senior subordinated notes carrying a lower coupon of 7 7/8 percent and a maturity that extended out 5 more years to 2014. Because of this refinancing we were able to work with our bank group on the existing $134 million term loan and reduce its interest rate by 50 basis points. We also increased the size of our revolving credit facility from 75 million to 90 million. The revolver remains undrawn except for letters of credit totaling just under $35 million, but it still provides us increased flexibility down the road.

We also achieved additional financing flexibility on the covenants related to the term loan and the 7 7/8 notes. This improves our ability to invest in growing the business, provide the opportunity to repay debt earlier without penalty, and give us clear motivation to improve our credit ratings over time. We remain committed to driving cash flow, reducing debt, and strengthening our balance sheet. As a result of this refinancing, we expect to reduce cash interest expenses by about $2 million annually.

We also completed the consolidation of Beverly Funding Corporation, which we discussed on our last call, and eliminated $70 million of off-balance sheet debt, the final off-balance sheet financing vehicle for Beverly. This also should reduce some of the noise in future quarters on our cash flow statement. As anticipated, the BFC transaction resulted in a cash pickup for the second quarter of $29 million

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BEV-Q2 2004 Beverly Enterprises Earnings Conference Call

reflected in net other investing activities in our cash flow statement and an increase in receivables of about $20 million. The BFC transaction had minimal impact on free cash flow for the second quarter which was slightly positive. For the first half and full year, however, the transaction results in negative free cash flow. Excluding BFC, however, we expect free cash, which is cash from operations less capital spending, to be slightly positive for the full year.

Capital expenditures for the quarter total just over $12 million. We continued to invest in value added services in our skilled nursing facilities that should lead to further profitable growth in 2005 and beyond such as the basic and advanced care Alzheimer’s units. As Bill mentioned, the returns on investments we’ve made in this program over the past 5 years have averaged between 17 and 20 percent. We also have continued to improve our information technology infrastructure to better serve the needs of all our business unit. A great example of this is the labor management system. That investment has helped us keep the second-quarter increase in our weighted average wage rate to under 3.4 percent compared to the year earlier period while still reducing nursing facility registry costs by 11 percent.

We expect CapEx to ramp up during the second half of the year and approach an $80 million run rate by the end of 2004. We have the ability under our banking agreement to carryover any CapEx we don’t spend in a given year up to a maximum level of $125 million in any 1 year. So what we are unable to invest prudently this year can be utilized in 2005.

Bill mentioned the dramatic improvements we continue to make in our nursing patient receivables and days sales outstanding. Compared with the second quarter of last year these patient receivables are down by $100 million and DSO’s are down more than 11 days to 36 days. Both these second-quarter achievements exceed our objectives for the entire year. We opened a third consolidated billing office during the quarter and this approach should help us maintain appropriate balances and strong DSO’s in the years ahead. For the second quarter and earlier periods, however, the progress we’ve made in reducing these receivables reflects superior execution throughout our nursing facilities operations and financial support groups.

Finally, our semi-annual actuarial study was completed during the quarter. Our reserves are in the appropriate range and we once again saw moderation and stability in the trends for overall patient care liability costs as well as for frequency and for severity as measured by average cost per claim. These more favorable trends were especially evident among our current portfolio of skilled nursing facilities. In fact, the only area where expenses exceeded projections were for old claims primarily in the 1994 to 1998 time frame. Our divestiture program, together with other aggressive actions we’ve been taking to reduce patient care liability costs, has resulted in a significant decline in our monthly accruals.

Before we began the divestitures early last year we were accruing $8.3 million a month for these costs. Today, for our continuing operations portfolio, we are accruing $5.1 million a month; that is $3.2 million less per month than we were accruing at the beginning of 2003. If we had taken no action to reduce patient care liability costs, if we had not implemented our divestiture program, our current accruals were projected to be $10 million per month.

The progress we’ve made in reducing projected patient care liability costs also was clearly evident in the insurance renewal process we completed during the second quarter. Compared with the renewal process in 2003 there were considerably more insurance carriers interested in our business and they came to the table with improved pricing levels and better terms and conditions. As a result our premium costs were lower and we were able to keep the same overall level of protection. We also were able to retain our self-insured retention at $2 million per incident which we believe is the lowest in the industry. The level of self-insured retention is particularly important because it’s typically the area targeted by plaintiff attorneys. We believe our coverage levels provide significantly better protection as well as improved stability for our balance sheet and income statements. With that, operator, let’s take questions.

Q U E S T I O N S    A N D    A N S W E R S

Operator

(OPERATOR INSTRUCTIONS) James Lane.

James Lane - Salomon Smith Barney — Analyst

Just had a follow-up question. I apologize if you did go over this but (inaudible) In your second quarter press release you indicated that you expected cash to increase by about $32 million — maybe it said at lease $32 million as a result of the actions you were taking related to Beverly Funding Corp. And it looks like cash sequentially was actually down. Could you

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BEV-Q2 2004 Beverly Enterprises Earnings Conference Call

fill in the blanks there and explain the sequential change in cash vis-a-vis the Beverly Funding Corp.

Jeff Freimark - Beverly Enterprises - EVP, CFO, CIO

Yes, Jim, it’s Jeff. What we had indicated on the prior call was an increase of at least $32 million related to BFC and what we have received at this point in time is $29 million and we do expect more to come in as BFC continues to collect on the receivables that they have.

James Lane - Salomon Smith Barney - Analyst

I guess what I was just hoping to reconcile is it looks like cash was down — cash and equivalents were down sequentially and debt was up sequentially so therefore net debt went up. When would we expect for those metrics on the balance sheet to start to — the net debt number to start to decline?

Jeff Freimark - Beverly Enterprises - EVP, CFO, CIO

The other thing you have to take into account regarding the cash in comparison to Q1 as well as year end was that we used about $20 million of Company cash towards the refinancing. And that event then took place in June as we moved through the tender process. We would expect our cash balances to be solid as we move through the balance of the year and still expect our net debt levels at the end of the year to be in the below $400 million area.

James Lane - Salomon Smith Barney - Analyst

Okay, thanks.

Operator

Adam Feinstein, Lehman Brothers.

Adam Feinstein - Lehman Brothers - Analyst

A few questions here. I guess just with the guidance, I just want to get some clarity on a couple issues here. Just wanted to see how you guys were treating the $6.1 million in the quarter related to the employee benefit program. Then also wanted to see I guess last quarter there was a $4.1 million charge, so just wanted to see how well you were treating those in the guidance and then I have a few follow-up questions.

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

I tried to make that point in my comments, Adam. The 6.1 million is not part of the revised guidance. In other words, that was one of these charges that or one of these reversals that if you looked at the total first half then you multiply it by 2 you’d come out at a number of 200 million. We took that out, we tried to take the other things that we viewed as one time items so that the — when we were looking at a number up at the 185 range it reflects continuing operations and it does not reflect any of these onetime benefits that we receive.

Adam Feinstein - Lehman Brothers - Analyst

And then the onetime charge from the first quarter is excluded also?

Jeff Freimark - Beverly Enterprises - EVP, CFO, CIO

Yes, it is.

Adam Feinstein - Lehman Brothers - Analyst

Great, thank you for that clarity. I guess just my second question is just on the hospice business. Could you just — I guess you did not include that in the guidance also. Just wanted to get some color there and then just wanted to get your thoughts as well in terms of just the — I guess some of the trends in that business. Some of the companies have been talking about increased issues with the Medicare cap and just wanted to see how well you guys are dealing with that through your hospice business?

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

Well, we have not — we’re very sensitive to that issue, Adam. It is not something that is a factor for us. In making the Hospice USA acquisition we went through some very, very aggressive due diligence and ensured that the numbers, the patients, everything was scrubbed. We are not seeing cap issues for our existing business and I guess we recognize that for some of the companies that are playing in that sector it has become a little bit of a problem. Our length of stay is considerably lower than some of their — we’re running somewhere in the range of around 60 days average length

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BEV-Q2 2004 Beverly Enterprises Earnings Conference Call

of stay and we’ve not seen it as a problem but we recognize that it could become an issue and we’re very sensitive to it.

Adam Feinstein - Lehman Brothers - Analyst

Okay. And then just lastly, just in the nursing home business there. You spoke a little bit about wage costs going up in the second half of the year. I just wanted to get some more detail just in terms of the outlook there. I mean, wage costs have been a big — I guess improvement over the past couple years now. I just wanted to see what the outlook is there and should we assume a 4 percent increase next year also? Thanks.

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

Well, we have, I think, done a very solid job in managing our wage costs. We indicated that in the second half we would have a slight increase over the first half because of making adjustments. We’ve held the line pretty tightly in the first half and certainly last year. As we look into 05 I don’t think that’s unrealistic. I think in that range is probably a pretty solid number.

Adam Feinstein - Lehman Brothers - Analyst

Okay, thank you.

Operator

Ken Weakley, UBS.

Ken Weakley - UBS - Analyst

A couple questions. On the 300 — I think you said, Bill, 330 facilities for a core. Can you maybe discuss with us what you believe to be achievable goals for patient mix say over the next 5 years? What capital spending is necessary and what other drivers are to that going forward? Maybe first give us a sense of where the patient mix is now in the 330 if you have that available?

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

We run today about 17 percent in our private and about 12 percent on Medicare and the balance on Medicaid. We are going to spend this year — of a total of $80 million in CapEx we will spend somewhere north of, as Jeff indicated, in the range of 40 million purely on growth initiatives. And when we talk about growth initiatives we’re talking about additional Alzheimer’s wings, we’re talking about bed additions, we’re talking about some very targeted programs that we believe we will see the benefit in ‘05 and beyond. Now I can’t tell you what that’s going to do. I can’t say it’s going to shift the mixes from X to Y, but we do believe that it will have a positive effect on our Medicare mix. I think it will have a positive effect on private pay, but can’t really tell you exactly what those numbers will be.

But we are very focused on — as opposed to going out and acquiring new nursing home facilities, our strategy is to grow revenue per facility with our existing base. We’ve indicated that our EBITDA margins we believe will be pushing double digits. We’re getting in that area already. We think there’s opportunity beyond that to get well in this double digits as we go into ‘05 and ‘06. And a lot of it is going to come from growth initiatives. We run I think already very tight, very good effective program where the labor management system or labor controllables, so the opportunity for us clearly is on these growth initiatives and, yes, there are tactical marketing programs, but we believe the real driver is going to be the CapEx spending.

Ken Weakley - UBS - Analyst

Okay. Just to be clear, on the core 330 I’m assuming then that the patient mix isn’t very different relative to the companywide average, is that fair to say?

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

That’s fair to say.

Ken Weakley - UBS - Analyst

Okay. And then, if we wanted to project say a Medicare percentage of revenues say for Beverly as a whole then you say 5 years is 35 percent achievable or is that outside the realm of possibility at this point?

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

No, it’s hard to — I don’t want to do a crystal ball here, Ken, but we have had Medicare increases every quarter for the last 18 quarters. I think that’s probably a little bit high, but it will certainly be north of 30 percent.

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BEV-Q2 2004 Beverly Enterprises Earnings Conference Call

Ken Weakley - UBS - Analyst

Good enough, thank you.

Operator

Charles Lynch, CIBC World Markets.

Charles Lynch - CIBC World Markets - Analyst

A couple of questions on the divestiture program. You listed a facility count and the details on the number of held for sale assets. Do you have a bed count of ongoing operations just for modeling purposes since you’re not consolidating the revenues of those assets?

Jeff Freimark - Beverly Enterprises - EVP, CFO, CIO

We can get that to you, but if you - on the supplementary information we show the operational beds at 34,683.

Charles Lynch - CIBC World Markets - Analyst

Okay, okay.

Jeff Freimark - Beverly Enterprises - EVP, CFO, CIO

Which is for continuing operations. And but for perhaps, Charlie, some bed additions or deductions out of facilities on a go forward basis, assuming continuing ops, I think that’s a good number to work with.

Charles Lynch - CIBC World Markets - Analyst

And in terms of the divestitures that were completed over the past couple of months, was there a cash proceed recorded during the quarter for those deals? I think the Arkansas sale, for example, didn’t take place until early July.

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

There were cash proceeds.

Charles Lynch - CIBC World Markets - Analyst

Are they in the June financials?

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

Yes.

Charles Lynch - CIBC World Markets - Analyst

Okay. Just one other question on this. Is there a particular reason why at this point you are listing prospective divestitures as held sell for sale that seems to be a difference from your prior practice?

Jeff Freimark - Beverly Enterprises - EVP, CFO, CIO

It is a difference from the prior practice. We have Board approval to proceed with this. We think that we are now at a point given the fact that we’re only talking about a limited number of facilities that we can move to held for sale for those facilities. We think that that will help take the noise and make the comps that are in the financial statements a lot easier for everyone on a go forward basis.

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

Charlie, just to add to that. The other part of - the reason - one of the key business reasons that we were taking a much more circumspect approach in the past is all the disruption, the operational disruption that it causes the - I guess the negotiations, the compromising position that it could potentially put you in. We’re at a point now with remaining dispositions that those issues are no longer relevant for us and so we felt just for clarity purposes, since the business need is no longer there, if would just help everybody if we could just provide clarity around this is what we’re disposing of and this is what we’re keeping.

Charles Lynch - CIBC World Markets - Analyst

Okay, great. Thanks a lot.

Operator

(OPERATOR INSTRUCTIONS) Jerry Doctrow, Legg Mason.

Jerry Doctrow - Legg Mason - Analyst

I just had a couple of things. On run rate issues, there was 1 item also that - just looked a little different from what it

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BEV-Q2 2004 Beverly Enterprises Earnings Conference Call

seemed in the past. This asset impairment and workforce reduction was like a positive this quarter, Jeff. I just wanted to get a little clarity on what was going on there and what’s kind of the right run rate.

Jeff Freimark - Beverly Enterprises - EVP, CFO, CIO

Jerry, during the quarter we completed the sale of a previously impaired asset, a foreign investment that generated a gain of about $1.3 million. And since it had been impaired a couple of years ago, the gain is recorded through impairment.

Jerry Doctrow - Legg Mason - Analyst

And do you expect that now to sort of be flat at this point? I think it was running sort of $1 million sort of negative and now it was $1 million plus or so positive this quarter.

Jeff Freimark - Beverly Enterprises - EVP, CFO, CIO

There’s no reason to expect there to be anything but the stability. It should be flat on a go forward basis.

Jerry Doctrow - Legg Mason - Analyst

Okay. And just - I wanted to clarify on the interest rates, I think you were saying $2 million improvement sort of. We’re running interest cost I think at about 12 million a quarter, a little lower, a little higher amount, that range. That should drop-off then as we go into third quarter?

Jeff Freimark - Beverly Enterprises - EVP, CFO, CIO

That should drop-off, yes.

Jerry Doctrow - Legg Mason - Analyst

And again, on an annualized basis, basically $0.5 million a quarter or something like that, is that what you’re saying?

Jeff Freimark - Beverly Enterprises - EVP, CFO, CIO

That’s correct.

Jerry Doctrow - Legg Mason - Analyst

And then finally I guess, you’ve gotten clearly some more flexibility on covenants and things. Could you be in the position of buying back stock or doing major acquisitions under the new covenants if you chose to do it?

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

Jerry, this is Bill. The answer is, yes. We certainly have the Board’s approval I think to do a stock buyback. Right now, however, I think our focus is on looking at diversifying our revenues as we’ve talked about. An integral part of our strategy is to grow those service businesses. And the fact that one of the factors in the refinancing was to give us much more flexibility to more and larger acquisitions.

Jerry Doctrow - Legg Mason - Analyst

And do you have a stock buyback authorized presently? Is that what you’re saying because I don’t know?

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

Yes, we do.

Jerry Doctrow - Legg Mason - Analyst

Okay. And then, does it make sense given that I guess the hospice companies are sort of blowing up that evaluations have come down to the point where could buying one of the larger public hospice companies, Vistacare, obviously start making some sense for you?

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

Jerry, I would not rule anything out. There are a lot of things - let me put it this way, we believe that there are a lot of opportunities out there and, you’re absolutely right, with evaluations down it certainly makes them more attractive. At the same time we have just worked really hard over the last few years to get our balance sheet in I think a much more respectable solid-state. And as we are looking at acquisitions, I’m not sure our stock is at a point where that can be currency. And we are certainly looking at these larger transactions, but there’s also a sensitivity to not putting ourselves back into an unattractive situation from a balance sheet standpoint.

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BEV-Q2 2004 Beverly Enterprises Earnings Conference Call

Jerry Doctrow - Legg Mason - Analyst

Okay, great. Thank you.

Operator Ann Chow, UBS.

Ray Garson - UBS - Analyst

It’s actually Ray Garson. Just a couple quick ones. With respect to — just for clarity, can you just tell us what you — as part of your guidance what your first-half EBITDA is? Is it the dollar amount that translates into the guidance you’re providing today?

Jeff Freimark - Beverly Enterprises - EVP, CFO, CIO

Unfortunately we can’t. I would encourage you to just look at the consolidated statement of ops and take it from there utilizing the adjustments that we spoke to as to what is or is not included; but it should be relatively clear coming off of the statement of operations. And that’s because we’ve not provided an EBITDA reconciliation.

Ray Garson - UBS - Analyst

Okay. With respect to your comments regarding DSO performance which was very strong in the quarter; did your comments suggest you might see a little bit of weakening in the back half of the year? Is that the right way to interpret it?

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

NO, it’s not. We would expect absolutely no weakness in the second half of the year and perhaps a bit of strengthening.

Ray Garson - UBS - Analyst

Sorry about that. And then finally, with respect to moving the assets to discontinued ops, can you provide a range for asset sale proceeds now that you’ve kind of moved them to the discontinued line? And then are you planning on providing some prior period quarters in a similar format so we can rebuild the numbers?

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

As it relates to the proceeds from dispositions going forward, they will not be material. We are at the end of the run in terms of what’s going to be disposed of. So it will clearly not be material. And regarding the prior quarters under held for sale, we are going to be required to restate for all quarters that will be presented in our financial statements. So, as we move forward we will be, by necessity, restating the prior periods that are being reported in those financials.

Ray Garson - UBS - Analyst

Thanks.

Operator

James Lane.

James Lane - Salomon Smith Barney - Analyst

Thank you. My follow-up question was I was wondering if you could refresh us. At the beginning of the year you stated that I think facilities that would be divested during the year and to split it you had to be circumspect for (inaudible) What their EBITDA drag was going — was suggested to the for 2004? And then I’m just wondering if we look back, what’s been the contribution to the increase in EBITDA guidance from divesting those facilities and also the contributions due to EBITDA guidance from the new assets held for sale (inaudible) just trying to get back (inaudible).

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

Jim, what we had indicated was that the facilities to be sold represented approximately $5 million of EBITDA and we had indicated that that was not incorporated — that was already factored out when we provided the guidance for the year. That continues to be the case. So the guidance for the year factors out the discontinued operations, does not include Hospice USA and the factors out the refinancing charge as well.

James Lane - Salomon Smith Barney - Analyst

And then the assets held for sale treatment in this quarter, is that all within that $5 million or does that incrementally benefit our EBITDA guidance for the year?

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BEV-Q2 2004 Beverly Enterprises Earnings Conference Call

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

No, I think we’ve been consistent since the beginning of the year in indicating that we were expecting $5 million of EBITDA from the facilities to be sold and that that was never included in the guidance and continues to not be included in the guidance.

James Lane - Salomon Smith Barney - Analyst

Okay. But the assets held for sale that you have now that you’ve reclassified into assets held for sale —?

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

It’s the same assets.

James Lane - Salomon Smith Barney - Analyst

Okay. That is part of the $5 million?

Bill Floyd - Beverly Enterprises - Chairman, President, CEO

Yes.

James Lane - Salomon Smith Barney - Analyst

Okay, thank you.

Operator

(OPERATOR INSTRUCTIONS) At this time it appears there are no further questions. Mr. Griffith, I’ll turn the call back over to you for any closing or additional comments.

Jim Griffith - Beverly Enterprises - IR

Thank you very much. Have a great day.

Operator

Thank you all for your participation.

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